Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Units	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	$105,718,368	0.00014760	$15,604.03
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares	Rule 415(a)(6)	(2)		(2)			F-3	333-270570	March 24, 2024	(2)
	Debt	Debt Securities	Rule 415(a)(6)	(2)		(2)			F-3	333-270570	March 24, 2024	(2)
	Other	Warrants	Rule 415(a)(6)	(2)		(2)			F-3	333-270570	March 24, 2024	(2)
	Other	Subscription Rights	Rule 415(a)(6)	(2)		(2)			F-3	333-270570	March 24, 2024	(2)
	Other	Purchase Contracts	Rule 415(a)(6)	(2)		(2)			F-3	333-270570	March 24, 2024	(2)
	Other	Units	Rule 415(a)(6)	(2)		(2)			F-3	333-270570	March 24, 2024	(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(2)		$194,281,632			F-3	333-270570	March 24, 2024	$21,409.84
	Total Offering Amounts					$300,000,000		$15,604.03
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$15,604.03

(1)	An indeterminate amount of common shares, debt securities, warrants, subscription rights, purchase contracts and/or units that may be offered and sold from time to time in one or more offerings, with an aggregate offering price of up to $300,000,000 (including the unsold securities described in the following footnote).

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $194,281,632 of unsold securities (the “unsold securities”) previously registered pursuant to the Registration Statement on Form F-3 (File No. 333-270570) (as amended, the “prior registration statement”). The filing fee associated with the registration of the offer and sale of the unsold securities is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this registration statement. The registrant is also registering new securities under this registration statement with an aggregate initial offering price of $105,718,368 (the “new securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $15,604.03 with respect to the new securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any unsold securities pursuant to the prior registration statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of unsold securities from the prior registration statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the prior registration statement will be deemed terminated as of the date of effectiveness of this registration statement.